EXHIBIT 23.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Post-
Effective Amendment No. 1 to the Registration Statement on
Form S-8 (File No. 333-72044) of our report dated April 10,
2001 appearing in the Annual Report on Form 10-KSB of Hydro
Environmental Resources, Inc. for the period ended December
31, 2000 and to the reference to us under the heading
"Experts" in such Registration Statement.




/s/ Cordovano and Harvey, P.C.
CORDOVANO AND HARVEY, P.C.
Certified Public Accountants
Denver, Colorado

December 4, 2001